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                                                                    Exhibit 10.1

                                      NOTE

$1,500,000.00                                                  December 21, 2001


                  FOR VALUE RECEIVED, BALANCED CARE CORPORATION ("Borrower"), shall pay to the order of HEALTH CARE REIT, INC., a corporation organized under the laws of the State of Delaware ("Lender"), the principal sum of One Million Five Hundred Thousand Dollars and 00/100 ($1,500,000.00) upon the terms set forth below.

                  1. Definitions.

                           "Business Day" means any day which is not a Saturday
or Sunday or a public holiday under the laws of the United States of America or the State of Ohio.

                           "Closing Date" means the date of this note.

                           "Collateral Document" means any document providing
security for or guarantee of repayment of this note.

                           "Default Rate" means 18.50%.

                           "Event of Default" has the meaning set forth in
Section 7.

                           "Facilities" means the facilities located in Lebanon,
PA; Loyalsock, PA; Sagamore Hills, OH; Saxonburg, PA; and Bloomsburg, PA.

                           "Lease" means the Master Lease Agreement to be
entered into between affiliates of Lender and Balanced Care Tenant (HCN), Inc.

                           "Loan" means the loan evidenced by this note.

                           "Maturity Date" means the first to occur of the
following: [i] the Option Closing Date; or [iii] December 21, 2006.

                           "Option Closing Date" means the date on which IPC
Advisors S.a.r.l. or its affiliate or Balanced Care Tenant (HCN), Inc. closes on the purchase of the Facilities pursuant to the Option to Purchase under the Lease.

                           "State" means the State of Ohio.
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                  2. Default Rate. After the occurrence and during the
continuance of an Event of Default and if the outstanding balance of this note has not been paid in full by the Maturity Date, Borrower shall pay interest on this note, and on any judgment on this note, at the Default Rate. The Default Rate shall be calculated based on the actual number of days elapsed over a 360-day year (365/360 method).

                  3. Payments. On the Maturity Date or upon prepayment of this note, Borrower shall pay the outstanding principal balance of this note and all charges, expenses and other amounts payable by Borrower to Lender. Notwithstanding the foregoing, if the Maturity Date is the Option Closing Date, the outstanding principal balance shall be the amount shown on the attached Exhibit A.

                  4. Method and Place of Payment. Borrower shall make all payments on this note at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475, or at such other place as the holder hereof may designate in writing. Borrower shall make all payments in lawful money of the United States of America in immediately available funds.

                  5. Prepayment. Borrower may prepay all or any portion of the outstanding principal balance of this note, all accrued and unpaid interest and all charges, expenses and other amounts payable by Borrower to Lender at any time without payment of any prepayment fee.

                  6. Application of Payments. Unless Lender elects otherwise, in its sole discretion, all payments and other amounts received by Lender shall be credited as follows: [i] first, to any charges, costs, expenses and fees payable by Borrower under this note, if not paid by Borrower by the due date; [ii] second, to interest on the foregoing amounts at the Default Rate from the due date or date of payment by Lender, as the case may be; [iii] third, to the principal amount outstanding; and [iv] the balance, if any, to Borrower.

                  7. Event of Default. Any one or more of the following events shall constitute an "Event of Default" hereunder without advance notice to Borrower, such notice being expressly waived by Borrower:

                           (a) Borrower fails to pay any payment due under this
note or any other monetary obligation payable by Borrower under this note when such payment is due.


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                           (b) [i] The filing by Borrower of a petition under 11
U.S.C. or the commencement of a bankruptcy or similar proceeding by Borrower; [ii] the failure by Borrower within 60 days to dismiss any involuntary bankruptcy petition or other commencement of a bankruptcy, reorganization or similar proceeding against Borrower; [iii] the entry of an order for relief under 11 U.S.C. in respect of Borrower; [iv] assignment by Borrower for the benefit of its creditors; [v] the entry by Borrower into an agreement of composition with its creditors; [vi] the approval by a court of competent jurisdiction of a petition applicable to Borrower in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy, insolvency, or similar laws; or [vii] appointment by final order, judgment or decree of a court of competent jurisdiction of a receiver of the whole or any substantial part of the properties of Borrower (provided such receiver shall not have been removed or discharged within 60 days of the date of his qualification).

                           (c) The occurrence and continuance of an Event of
Default beyond any applicable cure period under the Lease.

                  8. Acceleration. Upon the occurrence and continuance of any Event of Default beyond any applicable cure period, in addition to all other remedies at law or in equity, at the option of Lender [i] the outstanding principal balance of this note, all accrued and unpaid interest thereon and all other amounts payable by Borrower to Lender shall be immediately due and payable, and [ii] all such amounts shall bear interest at the Default Rate from the date of the Event of Default until paid. Lender may exercise either or both options without notice or demand of any kind.

                  9. Governing Law. This note shall be governed by and construed in accordance with the internal laws of the State, without giving effect to the conflict of laws rules thereof.

                  10. Time is of the Essence. Time is of the essence in the payment of this note.

                  11. Holidays. If any installment of this note becomes due on a day which is not a Business Day, Borrower may pay the installment on the next succeeding day on which banking institutions are open.

                  12. Waivers. None of the following shall be a course of dealing, estoppel, waiver or the like on which any party to this note or any Collateral Document may rely: [i] Lender's


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acceptance of one or more late or partial payments; [ii] Lender's forbearance from exercising any right or remedy under this note or any Collateral Document; or [iii] Lender's forbearance from exercising any right or remedy under this note or any Collateral Document on any one or more occasions. Lender's exercise of any rights or remedies or a part of a right or remedy on one or more occasions shall not preclude Lender from exercising the right or remedy at any other time. Lender's rights and remedies under this note, the Collateral Documents, and the law and equity are cumulative to, but independent of, each other.

                  13. Representations. Each party to this note and each Collateral Document: [i] acknowledges that Lender would not have extended the credit evidenced by this note and will not continue to extend the credit but for the obligations of each; [ii] warrants that each has executed this note or Collateral Documents to induce Lender to extend and to continue to extend the credit; [iii] warrants that each has received good and valuable consideration for executing this note or any Collateral Document; and [iv] warrants that none have executed this note or any Collateral Document in reliance upon the existence of the security for or guaranty or promise of the payment of this note.

                  14. Indulgences. Except to the extent required by law, without notice, Lender may do or refrain from doing anything affecting this note or any Collateral Document, as many times as Lender desires, including the following [i] granting or not granting any indulgences to anyone liable for payment of this note or to anyone liable under any Collateral Document; [ii] releasing any security or anyone or any property from liability on this note or any Collateral Document; [iii] amending this note or any Collateral Document, including extending the time for payment of this note, in accordance the terms of such Collateral Documents.

                  15. No Release of Liability. No obligations of any party to this note shall be affected by [i] any default in this note or any Collateral Document when accepted by Lender or arising any time thereafter; [ii] the unenforceability of or defect in this note or in any Collateral Document or any interest conveyed by any Collateral Document; [iii] any decline in the value of any interest in any property conveyed by any Collateral Document; or, [iv] the death, incompetence, insolvency, dissolution, liquidation or winding up of affairs of any party to this note or any Collateral Document or the start of insolvency proceedings by or against any such party. EACH PARTY TO ANY COLLATERAL DOCUMENT WAIVES ALL SURETYSHIP DEFENSES.


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No party to this note or any Collateral Document may enforce any right of subrogation or contribution unless and until this note is paid in full and waives all rights of subrogation against any party that is subject to insolvency proceedings unless and until this note is paid in full.

                  16. Notices. All notices, demands, requests and consents (hereinafter "notices") given pursuant to this note shall be in writing, and shall be served by [i] personal delivery, [ii] United States Mail, postage prepaid; or [iii] nationally recognized overnight courier to the following addresses:

             To Borrower:                    Balanced Care Corporation
                                             1215 Manor Drive
                                             Mechanicsburg, Pennsylvania
                                             17055

             To Lender:                      Health Care REIT, Inc.
                                             One SeaGate, Suite 1500
                                             P.O. Box 1475
                                             Toledo, Ohio  43603-1475

All notices shall be deemed to be given upon the earlier of actual receipt or three days after deposit in the United States mail or one business day after deposit with the overnight courier. Lender and Borrower may change their notice address at any time by giving the other party written notice of such change.

                  17. Representation and Warranty Regarding Business Purpose. Borrower represents and warrants that the loan evidenced by this note is for business purposes only and not for personal, family, household, or agricultural purposes.

                  18. Protest. Borrower waives protest, notice of protest, demand, dishonor or default, presentment for payment, notice of intent to declare this note immediately due and payable, notice of declaration that this note is immediately due and payable in full, all other notices, and all demands.

                  19. Savings Clause. The intention of Lender and Borrower is to comply with the laws of the State concerning the rate of interest on this note. Notwithstanding any other provision in this note or in any other document given in connection with this note, Borrower shall not be required to pay interest in excess of the maximum lawful rate. To the extent the amount of interest provided in this note ever exceeds the


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maximum lawful rate (the "Excess Interest"), [i] the provisions of this paragraph shall govern and control; [ii] Borrower shall not be obligated to pay any Excess Interest; [iii] any Excess Interest that Lender may have received shall be credited against the then outstanding balance due under this note and, if the Excess Interest exceeds the outstanding balance, the excess amount shall be refunded to Borrower; [iv] the rate of interest under this note shall be automatically reduced to the maximum lawful rate and this note and any other documents given in connection therewith shall be deemed reformed and modified to reflect such reduction; and [v] subject to the foregoing provisions of this paragraph, Borrower shall have no action or remedy against Lender for any damages whatsoever or any defense to enforcement of the note or any other documents given in connection therewith arising out of the payment or collection of any Excess Interest. In determining whether interest paid or payable on this note exceeds the maximum lawful rate, Borrower agrees to spread the total amount of interest throughout the entire contemplated term of this note.

                  20. Attorney's Fees and Expenses. Borrower shall pay to Lender all reasonable costs and expenses incurred by Lender in administering this note, enforcing or preserving Lender's rights under this note, any Collateral Document and in all matters of collection, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including, but not limited to, [i] attorney's and paralegal's fees and disbursements; [ii] the fees and expenses of any litigation, administrative, bankruptcy, insolvency, receivership and any other similar proceeding; [iii] court costs; [iv] the expenses of Lender, its employees, agents, attorneys and witnesses in preparing for litigation, administrative, bankruptcy, insolvency and other proceedings and for lodging, travel, and attendance at meetings, hearings, depositions, and trials; and [v] consulting and witness fees incurred by Lender in connection with any litigation or other proceeding, but excluding Lender's internal bookkeeping and routine loan servicing costs.

                  21. Severability. If any clause, provision, section or article of this note is ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision, section, or article shall not affect any of the remaining provisions hereof.

                  22. Assignment. Borrower shall not assign its rights nor delegate its obligations under this note.

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                  23. Amendment. This note may not be amended except in writing signed by Borrower and Lender. All references to this note, whether in this note or in any other document or instrument, shall be deemed to incorporate all amendments, modifications, and renewals of this note and all substitutions made therefor after the date hereof.

                  24. CONSENT TO JURISDICTION. BORROWER HEREBY IRREVOCABLY SUBMITS AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO OR CUMBERLAND COUNTY, PENNSYLVANIA FOR ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO [I] THIS NOTE; OR [II] ANY LOAN DOCUMENT EXECUTED IN CONNECTION WITH THIS NOTE. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                  BORROWER AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT OR PROPERTY OF LENDER, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE OR ANY COLLATERAL DOCUMENT IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO.

                  BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY LENDER IN ANY MANNER AND IN ANY JURISDICTION PERMITTED BY LAW. NOTHING HEREIN SHALL AFFECT OR IMPAIR LENDER'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW, OR LENDER'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR THE PROPERTY OF BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

                  25. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES THE RIGHT TO A JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIMS ARISING OUT OF OR RELATING TO THIS NOTE.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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                  IN WITNESS WHEREOF, the undersigned has executed this note effective as of the date first set forth above.

                                               BALANCED CARE CORPORATION

                                               By:/s/Robin L. Barber
                                                  ------------------------------
                                                     Robin L. Barber
                                               Title:Senior Vice President and
                                                     Legal Counsel & Assistant
                                                     Secretary


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                 EXHIBIT A: OPTION CLOSING DATE PRINCIPAL AMOUNT

                Month of Option                         Discounted
                 Closing Date                        Principal Amount
                 ------------                        ----------------
                     Apr-02                             $1,037,398
                     May-02                             $1,044,251
                     Jun-02                             $1,051,150
                     Jul-02                             $1,058,095
                     Aug-02                             $1,065,085
                     Sep-02                             $1,072,121
                     Oct-02                             $1,079,204
                     Nov-02                             $1,086,334
                     Dec-02                             $1,093,511
                     Jan-03                             $1,100,736
                     Feb-03                             $1,108,008
                     Mar-03                             $1,115,328
                     Apr-03                             $1,122,696
                     May-03                             $1,130,113
                     Jun-03                             $1,137,579
                     Jul-03                             $1,145,095
                     Aug-03                             $1,152,660
                     Sep-03                             $1,160,275
                     Oct-03                             $1,167,941
                     Nov-03                             $1,175,657
                     Dec-03                             $1,183,424
                     Jan-04                             $1,191,242
                     Feb-04                             $1,199,112
                     Mar-04                             $1,207,034
                     Apr-04                             $1,215,008
                     May-04                             $1,223,035
                     Jun-04                             $1,231,115
                     Jul-04                             $1,239,249
                     Aug-04                             $1,247,436
                     Sep-04                             $1,255,677
                     Oct-04                             $1,263,973
                     Nov-04                             $1,272,323
                     Dec-04                             $1,280,729
                     Jan-05                             $1,289,190
                     Feb-05                             $1,297,707
                     Mar-05                             $1,306,281
                     Apr-05                             $1,314,911